Calculation of Filing Fee Tables
S-8
EagleRock Land, LLC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Shares	Other	13,012,499	$ 21.91	$ 285,103,853.00	0.0001381	$ 39,372.85
Total Offering Amounts:						$ 285,103,853.00		$ 39,372.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 39,372.85
Offering Note
[1]	(1) The Form S-8 registration statement to which this Exhibit 107.1 is attached (the "Registration Statement") registers 13,012,499 Class A shares, $0.001 par value per share (the "Class A Shares"), of EagleRock Land, LLC, a Texas limited liability company, that may be delivered with respect to awards under the EagleRock Land, LLC Long Term Incentive Plan (as amended from time to time, the "Plan"), which consist of shares of Class A Shares reserved and available for issuance under the Plan and additional shares of Class A Shares that may again become available for issuance under the Plan pursuant to the reallocation provisions of the Plan. (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement shall be deemed to cover an indeterminate number of additional Class A Shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan. (3) The proposed maximum offering price per share and proposed maximum aggregate offering price for the Class A Shares covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a Class A Share as reported on the New York Stock Exchange on 15, 2026 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $21.91.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources